                                                                    EXHIBIT 10.5
                                                                    ------------


                             EMPLOYMENT AGREEMENT



          THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of
                                           ---------
_______, 1998 between Advanced Nutraceuticals, Inc., a Delaware corporation (the "Company") and JOSEPH SCHORTZ (the "Executive").
 -------                            ---------


                                R E C I T A L S
                                - - - - - - - -

          A. This Agreement is entered into in connection with the acquisition by the Company of Quality Botanical Ingredients, Inc., a New Jersey Corporation ("QBI") pursuant to that certain Agreement and Plan of Merger dated ______, 1998
  ---
(the "Merger Agreement") by and among the Company, its wholly-owned subsidiary
      ----------------
QBI Acquisition Co., Inc., a Delaware corporation, QBI, and the shareholders of QBI.

          B. The Company desires to employ the Executive, and the Executive desires to be so employed by the Company, on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the Company and the Executive hereby agree as follows:

          1.   Employment.
               ----------

               (a) Subject to the terms and conditions contained herein, the Company employs the Executive, and the Executive accepts such employment, from the date hereof until the earlier of (i) ________, 2001 or (ii) the date such employment is terminated pursuant to Section 4 of this Agreement. During the Executive's employment under this Agreement, the Executive shall perform such duties for the Company as may from time to time be assigned to the Executive by the Board of Directors of the Company (the "Board"). The Executive shall have the title of President and Chief Executive Officer and such other titles as from time to time may be assigned to the Executive by the Board.

               (b) The Executive will devote his entire business time, energy, attention and skill to the services of the Company and its affiliates and to the promotion of their interests. So long as the Executive is employed by the Company, the Executive shall not, without the written consent of the Company, except for certain accounting and consulting services and services as a trustee of a trust, none of which, in the aggregate, shall materially affect the Executive's time or services devoted to the Company:

                    (i) engage in any other activity for compensation, profit or other pecuniary advantage, whether received during or after the term of this Agreement;

                    (ii) render or perform services of a business, professional, or commercial nature other than to or for the Company, either alone or as an employee, consultant, director, officer, or partner of another business entity, whether or not for compensation, and whether or not such activity, occupation or endeavor is similar to, competitive with, or adverse to the business or welfare of the Company; or

                    (iii) invest in or become a shareholder of another corporation or other entity; provided, that the Executive's investment solely as
                             --------
a shareholder in another corporation shall not be prohibited hereby so long as such investment is not in excess of two percent (2%) of any class of shares that are traded on a national securities exchange or quoted on the NASDAQ National Market.

               (c) Concurrently with the execution of this Agreement, the Executive has executed a Stock Option Agreement with respect to 200,000 shares of the Company's Common Stock, vesting over five (5) years, with an exercise price equal to the price of the Company's Common Stock in its initial public offering.

          2.   Location of Employment.  The Executive's principal place of
               ----------------------
employment shall be at the executive offices of the Company located at 500 Metuchen Road, South Plainfield, New Jersey 07080 or in the same general area; provided, that at the direction of the Board, the Executive may from time to
--------
time be required to travel to various domestic and foreign locations.

          3.   Compensation.
               ------------

               (a) In exchange for full performance of the Executive's obligations and duties under this Agreement, the Company shall pay the Executive a base salary at a monthly rate of $20,833.33, payable in accordance with the Company's standard payroll practices. In any month in which the Executive shall be employed for less than the entire number of days in such month, the compensation payable under this Section 3(a) shall be prorated on the basis of the number of days during which the Executive was actually employed divided by the number of days in such month. The base salary described in subsection (a) hereof is a gross amount, and the Company shall be required to withhold from such amount deductions with respect to Federal, state and local taxes, FICA, unemployment compensation taxes and similar taxes, assessments or withholding requirements.

               (b) In addition to the base salary, the Executive shall be entitled to a performance bonus (the "Bonus") at the discretion of the Board,
                                      -----
based upon annual EBIT targets to be agreed upon by and between the Executive and the Board on an annual basis.

               (c) During the Executive's employment under this Agreement, the Executive shall also be reimbursed by the Company for reasonable business expenses actually incurred or paid by the Executive, consistent with the policies established by the Board, in rendering to the Company the services provided for in this Agreement, upon presentation of expense statements or such other supporting information as is consistent with the policies of the Company.

               (d) The Executive shall be entitled to 20 business days' vacation for each full year of employment under this Agreement, which vacation time will accrue in accordance with the vacation policy of the Company.

               (e) The Executive shall be entitled to a car allowance of seven hundred fifty dollars ($750.00) per month. The Company shall provide auto insurance

               (f) The Executive shall be entitled to participate in all benefit plans (including deferred compensation plans and any medical, dental or life insurance plans) which shall be available from time to time to the domestic management employees of the Company generally, except to the extent such participation in any plan would, in the opinion of the Chairman of the Compensation Committee or, in his absence, the Chairman of the Board, alter the intended tax treatment of such plan; provided, however, that the Executive shall
                                     --------  -------
have no right under this Agreement to participate in any additional stock option, stock purchase or other plan relating to shares of capital stock of the Company or its affiliates. The Executive acknowledges and agrees that the Board may in its discretion terminate at any time or modify from time to time any such benefit plans.

          4.   Termination.
               -----------

               (a) The employment of the Executive under this Agreement may be terminated by the Company upon giving the Executive ten days' prior written notice if the Executive has been unable to discharge his essential job duties by reason of illness or injury for either (A) a period of ninety (90) consecutive days or (B) one hundred eighty (180) days in any twelve-month period. In the event of any dispute regarding the existence of Executive's Disability hereunder, the matter will be resolved by the determination of a majority of three physicians qualified to practice medicine in New Jersey, one to be selected by each of Executive and the Board and the third to be selected by the two designated physicians. For this purpose, Executive will submit to appropriate medical examinations.

               (b) The employment of the Executive under this Agreement shall terminate on the date of the Executive's death.

               (c) The employment of the Executive under this Agreement may be terminated by the Company for Cause. For purposes of this Agreement, "Cause" shall mean (i) the willful failure or refusal by the Executive to perform his duties hereunder which has not ceased within ten (10) business days after written notice for substantial performance is delivered to the Executive by the Company, which notice identifies the manner in which the Company believes that the Executive has not performed such duties; (ii) the Executive shall intentionally engage in misconduct toward the Company which is materially injurious to the Company or its Subsidiaries, monetarily or otherwise (including, but not limited to, conduct in violation of the confidentiality or solicitation agreements herein or the non-competition agreement executed with respect to the merger of Quality Botanical Ingredients, Inc. and the Company); or (iii) the conviction of the Executive of or the entering of a plea of nolo contendere by the Executive with respect to, a felony or a crime involving moral turpitude.

               (d) The employment of the Executive under this Agreement shall terminate upon receipt by the Board of a written notice of resignation signed by the Executive or, if no notice is given, on the date on which the Executive voluntarily terminates his or her employment relationship with the Company.

               (e)  In addition to the circumstances described in subsections
(a), (b), (c) and (d) above, the Company may terminate the Executive's employment for any reason or no reason and with or without cause or prior notice.

               (f)  If the Executive's employment is terminated pursuant to this
Section 4 or for any other reason, the Executive shall not be entitled to any compensation or benefits from the Company, under Section 3 of this Agreement or otherwise, except for the following:

                    (i) base salary and vacation pay accrued, and reasonable business expenses incurred, under Section 3 of this Agreement through the date of such termination;

                    (ii) such benefits, if any, as may be required to be provided by the Company under the Comprehensive Omnibus Budget Reconciliation Act (COBRA);

                    (iii) if the Executive's employment is terminated pursuant to subsection (e) above, the Company shall continue to pay to the Executive the base salary described in Section 3(a) above and his automobile allowance described in Section 3(e) above until the earlier of (A) twelve (12) months following such termination or (B) the termination date set forth in Section 1(a)(i) of this Agreement; and

                    (iv) if the Executive's employment is terminated pursuant to subsections (a), (b) or (e) above or subsection (g) below, one-half of his then uninvested employee stock options granted pursuant to his employment by the Company shall immediately vest.

               (g) The Executive may terminate his employment hereunder for "Good Reason" (as hereinafter defined).
------------

                    (i) For purposes of this Agreement, "Good Reason" shall mean a termination of the Executive's employment by the Executive within 180 days after the occurrence of any of the following after a "Change in Control"
                                                           -----------------
(as hereinafter defined): (A) a reduction in the Executive's base salary then in effect; (B) a material reduction in the Executive's positions, duties and responsibilities from those described in Section 1(a) of this Agreement; or (C) the failure of the Company to obtain the assumption of this Agreement by any successor to the extent required pursuant to Section 12(a) of this Agreement.

                    (ii) For purposes of this Agreement, the term "Change in Control" shall mean the occurrence of any of the following events with respect to the Company, other than with the consent of the Company's Board of Directors:

                         (A) All or substantially all of the assets of the Company are sold or transferred to another corporation or entity; or

                         (B) The Company is sold, transferred, merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than a majority of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the shareholders of the Company immediately prior to the sale, transfer, merger, consolidation, venture or reorganization; or

                         (C)  There is a report filed on Schedule 13D or
     Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                       --------
     Act"), disclosing that any person (as the term "person" is used in Section
     ---
     13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 50% of the combined voting power of the then-outstanding voting securities of the Company; or

                         (D) The Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 14 of
     Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                         (E) The individuals who, at the beginning of any period of two consecutive calendar years, constituted members of the Board cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's stockholders of each new director of the Company was approved by a vote of at least two-thirds of the directors of the Company still in office who were Directors of the Company at the beginning of any such period.

                    (iii) Notwithstanding the foregoing, a termination shall not be treated as a termination for Good Reason (A) if the Executive shall have specifically consented in writing to the occurrence of the event giving rise to the claim of termination for Good Reason or (B) except pursuant to a failure of the Company pursuant to Section 4(g)(i)(C) above, unless the Executive, within 30 days after receiving written notice from the Company specifying in reasonable detail the occurrence of one of such events, shall have delivered a written notice to the Company stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination and such event, if capable of being cured, shall not have been cured within 30 days of the receipt by the Company of such notice.

                    (iv) If the Executive shall terminate his employment for Good Reason pursuant to this subsection (g), the Company shall pay the Executive (or, in the event of his death, his devisee, legatee or, if there is none, his estate) a lump-sum amount equal to the lesser of (A) the Executive's monthly base salary in effect on the date of the Change in Control, multiplied by a factor of twelve (12), or (B) the Executive's monthly base salary in effect on the date of the Change in Control, multiplied by the number of months remaining until the termination date set forth in Section 1(a)(i) of this Agreement. The Executive will also be entitled to any vested benefits under any employee benefit plans.

               (h) As a condition to and in consideration of the payments under subsections (f) and (g) hereof, the Executive and the Company shall execute a mutual general release as to both known and unknown matters occurring prior to the date of termination.

               (i) Upon the termination of the Executive's employment hereunder, he shall have the right, exercisable within 30 days thereafter, upon reimbursement to the Company of the cash value, if any, of any policy, to assume (if permitted by the policy terms) and be assigned any life or disability insurance for the Executive.

          5.   Executive's and Company's Representations.
               -----------------------------------------

               (a) The Executive and the Company represent that they each, respectively, have full authority to enter into this Agreement and that they are free to enter into this Agreement and not under any contractual restraint which would prohibit them from satisfactorily performing their duties under this Agreement.

               (b) Each hereby agrees to indemnify and hold harmless the other from and against any losses, liabilities, damages or costs (including reasonable attorney's fees) arising out of a breach, or claimed breach, of any of the representations, warranties and covenants set forth in this Agreement.

               (c) The Executive acknowledges that he is free to seek advice from independent counsel with respect to this Agreement. The Executive has either obtained such advice or, after carefully reviewing this Agreement, has decided to forego such advice. The Executive is not relying on any representation or advice from the Company or any of its officers, directors, attorneys or other representatives regarding this Agreement, its content or effect.

          6.   Confidentiality; Non-Solicitation.
               ---------------------------------

               (a)  Disclosure.  The Executive acknowledges that, in the
                    ----------
performance of duties on behalf of the Company, the Executive shall have access to, receive and be entrusted with confidential information, including but in no way limited to development, marketing, organizational, financial, management, administrative, production, distribution and sales information, data, specifications and processes presently owned or at any time in the future developed by, the Company or its agents or consultants, or used presently or at any time in the future in the course of its business that is not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and will be available to the Executive in confidence. Except in the performance of the Executive's duties on behalf of the Company, the Executive shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of Executive's) to be confidential because it has become part of the public domain. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which the Executive prepares, uses, or encounters, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement by any means, or whenever requested by the Company, the Executive shall promptly deliver to the Company any and all of the Confidential Material not previously delivered to the Company that may be or at any previous time has been in the Executive's possession or under the Executive's control.

               (b)  Unfair Competition.  The Executive hereby acknowledges that
                    ------------------
the sale or unauthorized use or disclosure of any of the Company's Confidential Material by Executive by any means whatsoever at any time before, during or after the Executive's employment with the Company shall constitute "Unfair Competition." The Executive agrees that the Executive shall not engage in Unfair Competition either during the time the Executive is employed by the Company or at any time thereafter.

               (c)  Other.  In the event of the termination of the Executive's
                    -----
employment for any reason, the Executive (and any corporation or entity of which the Executive is a director, officer, employee or greater than ten percent (10%) shareholder) shall not, directly or indirectly, for a period of two (2) years from the date of such termination:

                    (i) solicit for employment and/or employ any employee of the Company or any of its affiliates or Subsidiaries (or any such employee who has been employed by the Company during the six (6) month period prior to the termination of this Agreement) or induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary or interfere in any way with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary; or

                    (ii) make any public statement concerning the Company, any of its affiliates or subsidiaries, or the Executive's employment unless previously approved by the Company, except as may be required by law.

               (d) In the event of the breach or a threatened breach by the Executive of any of the provisions of this Section 6, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof (without posting a bond or other security).

               (e) Upon termination of this Agreement, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliate entity.

          7.   Arbitration.  Any controversy or claim arising out of or relating
               -----------
to this Agreement or any breach hereof or the Executive's employment by the Company or termination thereof, shall be settled by arbitration by one arbitrator in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York or such other place as may be agreed upon at the time by the parties to the arbitration.

          8.   Mitigation of Damages.  In the event of any termination of the
               ---------------------
Executive's employment by the Company, the Executive may but shall not be required to seek other employment to mitigate damages.

          9.   Equitable Relief.  The Executive acknowledges that the Company is
               ----------------
relying for its protection upon the existence and validity of the provisions of this Agreement, that the services to be rendered by the Executive are of a special, unique and extraordinary character, and that irreparable injury will result to the Company from any violation or continuing violation of the provisions of this Agreement for which damages may not be an adequate remedy. Accordingly, the Executive hereby agrees that in addition to the remedies available to the Company by law or under this Agreement, the Company shall be entitled to obtain such equitable relief as may be permitted by law in a court of competent jurisdiction including, without limitation, injunctive relief from any violation or continuing violation by the Executive of any term or provision of this Agreement. In addition, nothing herein shall prevent either party from seeking declaratory relief with respect to any obligation herein. In the event of an action pursuant to this Agreement, the prevailing party shall be entitled to its costs and expenses, including reasonable attorneys' fees.

          10.  Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the internal substantive laws (and not the laws of conflicts) of the State of New Jersey.

          11.  Entire Agreement.  This Agreement constitutes the whole agreement
               ----------------
of the parties hereto in reference to any employment of the Executive by the Company and in reference to any of the matters or things herein provided for or hereinabove discussed or mentioned in reference to such employment; all prior agreements, promises, representations and understandings relative thereto being herein merged.

          12.  Assignability.
               -------------

               (a) In the event the Company shall merge or consolidate with any other corporation, partnership or business entity, or all or substantially all of the Company's business or assets shall be transferred in any manner to any other corporation, partnership or business entity, then such successor to the Company shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the "Company" under this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die, any amounts payable to him hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to his estate.

               (b) This Agreement is personal in nature and the Executive shall not, without the written consent of the Company, assign or transfer this Agreement or any rights or obligations hereunder.

               (c) Except as set forth in subsection (a) above, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, other than the parties to this Agreement, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition of this Agreement.

          13.  Amendments; Waivers.  This Agreement may be amended, modified,
               -------------------
superseded, canceled, renewed or extended and the terms or covenants of this Agreement may be waived only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.
Any such written instrument must be approved by the Board to be effective as against the Company. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          14.  Notice.  All notices, requests or consents required or permitted
               ------
under this Agreement shall be made in writing and shall be given to the other parties by personal delivery, overnight air courier or certified mail (with receipt signature), sent to such parties' addresses as are set forth below such parties' signatures to this Agreement, or such other addresses of which the parties have given notice pursuant to this
Section 14. Each such notice, request or consent shall be deemed effective upon the date of actual receipt, receipt signature or confirmation of transmission, as applicable.

          15.  Severability.  Any provision of this Agreement that is prohibited
               ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          16.  Survival.  The representations and agreements of the parties set
               --------
forth in Sections 5, 6, 7, 8 and 9 of this Agreement shall survive the expiration or termination of this Agreement (irrespective of the reason for such expiration of termination).


                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties to this Agreement have executed this Employment Agreement as of the date first above written.


                                       ADVANCED NUTRACEUTICALS, INC.,
                                       a Delaware corporation



                                       By:________________________________
                                          Name:  _________________________
                                          Title: _________________________


                                       Address for Notices:

                                       2715 Bissonnett, Suite 305
                                       Houston, Texas 77005
                                       Telecopy: (713) 874-1443
                                       Attention: Mr. Barry Loder

                                       with a copy to:

                                       Paul, Hastings, Janofsky & Walker LLP
                                       555 S. Flower Street, 23rd Floor
                                       Los Angeles, CA  90071-2371
                                       Facsimile: (213) 627-0705
                                       Attention:  David L. Gersh



                                       _______________________________
                                       JOSEPH SCHORTZ

                                       Address for Notices:
                                       C/o Quality Botanical Ingredients, Inc.
                                       500 Metuchen Road
                                       South Plainfield, New Jersey 07080
                                       Facsimile: (908) 561-9682

                                       with a copy to:

                                       McLaughlin Bennett Gelson & Cramer, P.C.
                                       1305 Campus Parkway
                                       Neptune, NJ 07753
                                       Facsimile:  (732) 919-1240
                                       Attention:  John F. Gelson, Esq.